Exhibit 16.1

Raich Ende Malter & Co. LLP
Certified Public Accountants

October 10, 2006

U.S. Securities and Exchange Commission
100 F Street, NE
Washington, DC 20549

Re: Samdrew VI, Inc.

Ladies and Gentlemen:

We have read the statements made by Samdrew VI, Inc. in Item 4.01(a) of the accompanying Form 8-K (Commission file number 0-51681), which is being filed with the U.S. Securities and Exchange Commission. We agree with the statements contained therein concerning our firm.

Very truly yours,

/s/ Raich Ende Malter & Co. LLP

Raich Ende Malter & Co. LLP
Certified Public Accountants